Acquisition of Tube Supply, Inc.

NYSE: CAS

November 10, 2011

Cautionary Statement on Risks Associated with Forward Looking Statements

Information provided and statements contained in this release that are not purely historical are forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended ("Securities Act"), Section 21E of the Securities Exchange Act of 1934, as amended ("Exchange Act"), and the Private Securities Litigation Reform Act of 1995. Such forward-looking statements only speak as of the date of this release and the Company assumes no obligation to update the information included in this release. Such forward-looking statements include information concerning our possible or assumed future results of operations, including descriptions of our business strategy and outlook. These statements often include words such as "may," "will," "believe," "expect," "anticipate," "intend," "predict," "plan," or similar expressions. These statements are not guarantees of performance or results, and they involve risks, uncertainties, and assumptions. Although we believe that these forward-looking statements are based on reasonable assumptions, there are many factors that could affect our actual financial results or results of operations and could cause actual results to differ materially from those in the forward-looking statements Such risks and uncertainties include, but are not limited to: the ability to successfully close the transaction by the end of the first quarter of 2012 or at all; the ability to successfully integrate Tube Supply, Inc. and achieve the expected results or synergies of the transaction; the ability to retain Tube Supply, Inc.'s management team and Tube Supply, Inc.'s relationships with customers and suppliers; and general and global business, economic, financial, credit and political conditions. Further information on these and other risks and uncertainties is provided under Item 1A "Risk Factors" of our Annual Report on Form 10-K for the fiscal year ended December 31, 2010, which disclosure is incorporated herein by reference, and elsewhere in reports that we file or furnish with the SEC. All future written and oral forward-looking statements by us or persons acting on our behalf are expressly qualified in their entirety by the cautionary statements contained or referred to above. Except for our ongoing obligations to disclose material information as required by the federal securities laws, we do not have any obligations or intention to release publicly any revisions to any forward-looking statements to reflect events or circumstances in the future or to reflect the occurrence of unanticipated events.

Transaction Summary

Transaction Summary

Deal Overview

- On November 9, 2011 A. M. Castle & Co. ("A. M. Castle"), agreed to acquire Tube Supply, Inc. ("Tube Supply")
  - Leading value-added metals distributor servicing the Oil & Gas industry
  - Focused on tubular and bar products and in downhole completion and wellhead applications
  - Unaudited October 2011 Trailing Twelve Month Revenue was approximately $208 million
- $165 million purchase price
  - Free and clear of all indebtedness
  - Subject to customary working capital adjustment
- In connection with the acquisition, A. M. Castle has been provided with a firm commitment for financing in an aggregate principal amount of up to $375 million by Jefferies Group, Inc. and its affiliates
- Expected closing by the end of the first quarter of 2012 subject to customary closing conditions and regulatory approvals

Transaction Summary

Tube Supply Investment Highlights

- Unique position in oilfield supply chain by supplying specialized materials for wellhead and downhole applications
  - Wide range of product forms and sizes, and services such as heat treating, boring, honing, cutting and machine work
  - Able to supply products generally not available on a quick-response basis
- Highly experienced technical sales force and long-term mill relationships
  - Key relationships with the three largest alloy tube mills
- Strong financial performance
- Favorable exposure to oil and gas shale markets
- Longstanding blue chip customer base
- High quality management and workforce

Tube Supply Overview

Business Description

- Founded in 1986 and headquartered in Houston, TX with wholly owned subsidiary in Edmonton, Canada
- High level service centers specializing in providing high performance steel and alloy products for the specialty oilfield equipment and downhole tool manufacturing markets
- Specialists in value-added (heat-treatment, first and second stage machining, technical solution development) services and quality to meet the stringent technical demands of the oil and gas industry
  - Approximately 35% of products sold are modified in some way
- Selling primarily to Tier 1 and Tier 2 OEM and third party machine shops producing drilling and completions tools with a focus, amongst others, on fracking related equipment
- Broad and deep long-term supplier relationships resulting in reliable access to products in times of high demand
- Strong technical approach drives high value solutions and customer loyalty







Tube Supply Overview

Key Markets & Products

- Main markets today are North America and Canada selling to all major equipment manufacturers:
  - Significant exposure to oilfield equipment and tools used in oil and gas shale plays
  - "Go-to" provider of alloy products for manufacturers of high end/specialty completion and downhole tools and pressure and flow control equipment
  - Specializes in high value tubing based products that meet demanding technical requirements
  - Value-added services including heat-treating, boring, and first and second stage machining through third-party vendors
  - Broad array of mainly alloy steels, little exposure to stainless and nickel markets
  - Diverse range of product sizes – over 2,000 core SKUs – designed to optimize product selection alternatives for their customer base
  - Little international activity currently but well poised through this proposed acquisition to expand into key overseas markets to meet customers' growing requirements


5"
6"
7"
8"
9"


CHRISTMAS TREE
LINER HANGER
PRODUCTION TUBING ACCESSORIES
GAS LIFT MANDREL
COUPLING
PACKER
FLOW PORT
PUP JOINT/ BLAST JOINT

Tube Supply Overview

Facilities

- Existing Houston office and warehouse (leased)
  - 28,500 square foot office and warehouse
- New Houston facility completed Q3 2011 (leased)
  - Over 250,000 square foot purpose built warehouse provides significant expansion opportunity
  - Doubles in-house saw cutting capacity
  - Includes implementation of a bar coding system and reduced forklift costs through the installation of overhead cranes
- Edmonton office (leased)
  - 33,150 square foot sales office and warehouse
  - In-house saw cutting services, all else outsourced

Existing Houston Office and Warehouse



New Houston Warehouse



Edmonton Office and Warehouse



Acquisition Rationale

Transaction Benefits

- Complements A. M. Castle's existing Oil & Gas business
- Achieves strategic plan of growth in the Oil & Gas sector
  - Strong exposure to shale
  - Long-term vendor relationships
  - Expanded product offering
- Immediately accretive to A. M. Castle's earnings
- Diversifies end markets with an expanded product range, mainly tubular products which compliments Castle's bar focus
- Focus on high value-added, high margin products and services
- Favorable industry dynamics continue to produce strong growth opportunities
- Potential supply chain and purchasing synergies
- Global growth opportunities
- Strong management team and sales force